                                                                  Exhibit (a)(3)

                        Notice of Guaranteed Delivery.

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK

                                      OF

                       INTENSIVA HEALTHCARE CORPORATION

                                      TO

                     SELECT MEDICAL OF MECHANICSBURG, INC.

                         A WHOLLY OWNED SUBSIDIARY OF

                          SELECT MEDICAL CORPORATION

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase described below), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

        By Mail:                   By Hand:            By Overnight Delivery:

 ChaseMellon Shareholder    ChaseMellon Shareholder    ChaseMellon Shareholder
    Services, L.L.C.           Services, L.L.C.           Services, L.L.C.
  Post Office Box 3301     120 Broadway, 13th Floor     85 Challenger Rd-Mail
  South Hackensack, NJ        New York, NY 10271             Drop-Reorg.
          07606              Attn: Reorganization        Ridgefield Park, NJ
  Attn: Reorganization            Department                    07660
       Department                                       Attn: Reorganization
                                                              Department

      By Facsimile Transmission:           Confirm Facsimile by Telephone:
   (For Eligible Institutions Only)                 by Telephone:
            (201) 329-8936                         (201) 296-4860


  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

 Ladies and Gentlemen:

   The undersigned hereby tenders to Select Medical of Mechanicsburg, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Select Medical Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated November 17, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.001 per share (the "Shares"), of Intensiva HealthCare Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.


 Signature(s) ______________________    Address(es) _______________________

____________________________________    ___________________________________
                                                                  ZIP CODE

 Name(s) of Record Holder(s) _______    Area Code and Tel. No.(s) _________


____________________________________
        PLEASE TYPE OR PRINT

____________________________________
                                        Check box if Shares will be
                                        tendered by book-entry
                                        transfer: [_]

 Number of Shares __________________


 Certificate No.(s) (If Available)

 ___________________________________

____________________________________

 Dated ________________________ 1998    Account Number ____________________

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depository's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 ___________________________________    ___________________________________
            Name of Firm                       Authorized Signature

 ___________________________________    Name ______________________________

               Address
                                               Please Print or Type

 ___________________________________    Title _____________________________
                            Zip Code

 Area Code and Tel. No. ____________        Date _________________, 1998

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
       SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.